As filed with the Securities and Exchange Commission on December 26, 1995.
                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                                 USG CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                           36-3329400
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                            125 SOUTH FRANKLIN STREET
                             CHICAGO, ILLINOIS 60606
                    (Address of Principal Executive Offices)


                           1995 LONG-TERM EQUITY PLAN
                            (Full Title of the Plan)


      DEAN H. GOOSSEN                     Telephone number,
    CORPORATE SECRETARY                 including area code,
      USG CORPORATION                   of agent for service:
  125 SOUTH FRANKLIN STREET                (312) 606-4000
  CHICAGO, ILLINOIS  60606
(Name and Address of Agent For Service)



                       CALCULATION  OF  REGISTRATION  FEE

                                               Proposed      Proposed
      Title of                                 Maximum       Maximum
     Securities             Amount             Offering      Aggregate    Amount of
        to be                to be              Price        Offering   Registration
     Registered          Registered<F1>,<F2>  Per Share<F3>  Price<F3>       Fee

Common Stock, par value     900,000 Shares       $28.8125   $25,931,250    $8,942
  $.10 per share

<F1>      An undetermined number of additional shares may be issued if the anti-
          dilution adjustment provisions of the plan become operative.

<F2>      There is also registered hereunder an equal number of Preferred Share
          Purchase Rights, which initially will be attached to and transferable only with the Common Stock.

<F3>      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on
          December 21, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this Registration Statement:

          (1) The Annual Report of USG Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 1994, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarterly periods ended March 31, June 30, and September 30, 1995, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

          (3)  All other reports filed by the Company and the Plan pursuant to
Section 13(a) or 15(d) of the 1934 Act since December 31, 1994.

          (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Reports.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law and Article Tenth of the Certificate of Incorporation of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

          The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 26th day of December, 1995.

                                   USG CORPORATION

                                   By: /s/ Richard H. Fleming
                                       Richard H. Fleming
                                       Senior Vice President and
                                       Chief Financial Officer

          Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of December, 1995.

      Signature                    Title


              *                  Chairman of the Board, Chief Executive Officer
      Eugene B. Connolly         and Director (Principal Executive Officer)


              *                  President, Chief Operating Officer and Director
       William C. Foote


    /s/ Richard H. Fleming       Vice President and Chief Financial Officer
      Richard H. Fleming         (Principal Financial Officer)


     /s/ Raymond T. Belz         Vice President and Controller
       Raymond T. Belz           (Principal Accounting Officer)


              *                  Director
      Robert L. Barnett


              *                  Director
        Keith A. Brown


              *                  Director
          W.H. Clark


              *                  Director
       James C. Cotting


              *                  Director
     Lawrence M. Crutcher


              *                  Director
         David W. Fox


              *                  Director
    Philip C. Jackson, Jr.


              *                  Director
       Marvin E. Lesser


              *                  Director
       John B. Schwemm


              *                  Director
      Judith A. Sprieser


*By: /s/ Dean H. Goossen
       Dean H. Goossen
       Attorney-in-fact


                                  EXHIBIT INDEX

Exhibit Number                   Description

  4.1 The Company's Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 of the Company's Form 8-K, dated May 7, 1993).

  4.2 The Company's Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3(b) of Amendment No. 1 to the Company's Registration Statement No. 33-61162 on Form S-1, dated June 16,
              1993).

  5*          Opinion (including consent) of McDermott, Will & Emery.

  15* Letter of Arthur Andersen LLP regarding unaudited interim financial information.

 23.1*        Consent of Arthur Andersen LLP.

  24*         Power of Attorney.


*Filed herewith.